UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2009
VIEWPOINT FINANCIAL GROUP
(Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant.
On October 8, 2009, ViewPoint Financial Group (the “Registrant”) filed a Current Report on Form 8-K with the SEC (File No. 001-32992) disclosing that, on October 6, 2009, the Board of Directors of the Registrant approved the engagement of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the 2010 fiscal year, and notified Crowe Horwath LLP of its decision not to renew Crowe Horwath LLP’s engagement as the Registrant’s independent registered public accounting firm following completion of the audit of the Registrant’s financial statements for the fiscal year ended December 31, 2009.
During the fiscal year ended December 31, 2009 and through March 4, 2010, the Registrant had (i) no disagreements with Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Crowe Horwath LLP’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such year, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Crowe Horwath LLP’s reports dated March 4, 2010 on the Registrant’s consolidated financial statements for the fiscal year ended December 31, 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
The Registrant has provided Crowe Horwath LLP a copy of the disclosures it is making in this Current Report on Form 8-K/A prior to filing with the SEC and requested that Crowe Horwath LLP furnish the Registrant with a letter addressed to the SEC stating whether or not Crowe Horwath LLP agrees with the above statements. A copy of such letter, dated March 9, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

ITEM 9.01.	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 16.1	Crowe Horwath LLP letter, dated March 9, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP
Date: March 9, 2010	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Crowe Horwath LLP letter, dated March 9, 2010.